Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-192126) of our report dated March 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in PowerShares DB G10 Currency Harvest Fund’s Annual Report on Form 10-K for the year ended December 31, 2013.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-192126) of PowerShares DB G10 Currency Harvest Fund of our report dated February 24, 2014 relating to the financial statements of DB Commodity Services LLC which appears in the current report on Form 8-K dated March 13, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 5, 2014